NAME OF REGISTRANT:
Franklin Strategic Series
File No. 811-6243

EXHIBIT ITEM No. 77D(g): Policies with
respect to security investments


Resolutions from the Franklin Strategic
Series minutes of the special meeting
of the board of trustees, dated March 21, 2000:

RESOLVED, that the Franklin U.S. Long-Short
Fund's (the "Fund") fundamental
investment goal be amended to read as
follows:

"The fund's principal investment goal is to provide long-term capital appreciation in both up and down (bull and bear) markets with less volatility than the overall stock market;" and

FURTHER RESOLVED, that the Fund's
fundamental restriction regarding selling securities of any single issuer short is amended to provide that the Fund may not:
"Sell short the securities of any one
issuer, if immediately after such
investment the market value of such
issuer's securities sold short would
exceed more than 5% of the value of the
fund's total assets."; and

FURTHER RESOLVED, that the Fund's
fundamental restriction pertaining to
borrowing be amended to provide the Fund may not: "Borrow money, except that the fund may borrow money from banks, or other persons in privately arranged transactions that are not intended to be publicly distributed, or affiliated investment companies, to the extent permitted by the Investment Company Act of 1940, as amended (1940 Act), or any exemptions therefrom which may be granted by the U.S. Securities and Exchange Commission (SEC), or for temporary or emergency purposes and then in an amount not exceeding 33 1/3% of the value of the fund's total assets
( including the amount borrowed).";
and

FURTHER RESOLVED, the Fund's
non-fundamental policy regarding investment in foreign equity securities be revised to permit the Fund to invest up to 35% of its assets in the equity securities of issuers anywhere in the world, including those in emerging markets; and

FURTHER RESOLVED, that the Fund's
non-fundamental policy with respect to the capitalization of the companies in which the Fund will invest be revised to provide that the Fund may invest in securities of issuers with any size market capitalization; and

FURTHER RESOLVED, that the Fund's
non-fundamental policy with respect to
maintaining its assets in cash and cash
equivalents be revised to provide
that for temporary defensive purposes, the Fund may maintain substantially all of its assets in cash or cash equivalents, and without regard to temporary defensive purposes, may maintain up to 20% of its assets in cash and cash equivalents; and

FURTHER RESOLVED, that the foregoing
amendments to the Fund's fundamental
investment goal and restrictions, and
non-fundamental policies, shall be
effective as of May 1, 2000, subject to
shareholder approval of the changes
to the fundamental policies; and

RESOLVED FURTHER, that the amendments to the Fund's fundamental policies which have been approved by this Board today, shall be presented to the Fund's sole shareholder for approval; and

FURTHER RESOLVED, that the officers of the Trust, in consultation with counsel, be and each of them hereby is, authorized and directed to take any and all actions appropriate to carry out the intent and accomplish the purposes of the foregoing resolutions, including the filing of an amendment to the Trust's registration statement with the U.S. Securities and Exchange Commission.


Resolutions from the Franklin Strategic
Series minutes of the regular
Meeting of the board of trustees, dated
April 18, 2000:

WHEREAS, the Board of Trustees has reviewed the relevant information concerning each foreign country listed below and each eligible foreign custodian that is a compulsory depository in The Bank of New York's
(the "Bank") foreign subcustodial network; and

WHEREAS, the Board of Trustees has previously approved investment by the Franklin
Long-Short Fund (the "Fund") in Canada; and
WHEREAS, the Board of Trustees has
determined that it is also in the best
interest of the Franklin Long-Short Fund to have the ability to invest in the countries of Argentina, Australia, Austria,
Bangladesh, Belgium, Botswana, Brazil,
Bulgaria, Chile, China, Colombia, Croatia,
Cyprus, Czech Republic, Denmark, Ecuador,
Egypt, Estonia, Finland, France, Germany,
Ghana, Greece, Hong Kong, Hungary, India,
Indonesia, Ireland, Israel, Italy, Ivory
Coast, Japan, Jordan, Kenya, Latvia,
Lebanon, Lithuania, Luxembourg (Euromarket),
Malaysia, Mauritius, Mexico, Morocco,
Namibia, the Netherlands, New Zealand,
Nigeria, Norway, Pakistan,
Peru, the Philippines, Poland, Portugal,
Singapore, Slovak Republic,
Slovenia, South Africa, South Korea, Spain,
Sri Lanka, Swaziland, Sweden, Switzerland,
Taiwan, Thailand, Tunisia, Turkey, Ukraine,
United Kingdom, Uruguay, Venezuela, Zambia and Zimbabwe; and




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